EXHIBIT 4.1
AMENDMENT NO. 2
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (the “Amendment”) is made as of September 21, 2009 by and among Steelcase Inc., a Michigan corporation (the “Company”), the institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as the administrative agent for the “Lenders” referred to below (the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.

W I T N E S S E T H:

WHEREAS, the signatories hereto are parties to that certain Credit Agreement, dated as of July 26, 2005, among the Company, the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto (the “Lenders”), the Administrative Agent, Bank of America, N.A. and BNP Paribas, as co-syndication agents, and Fifth Third Bank and Société Générale, as co-documentation agents (as amended by Amendment No. 1 thereto dated as of August 31, 2006, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent have agreed to the following amendment to the Credit Agreement.

1. Amendment.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) The Credit Agreement is hereby amended to insert the following sentence at the end of Section 7.4(A):

 Notwithstanding anything to the contrary in this Section 7.4(A) or in the Credit Agreement, for purposes of determining compliance by the Company with the provisions of this Section 7.4(A) for the fiscal quarter ending August 28, 2009, the Leverage Ratio shall be calculated on November 16, 2009 (it being agreed that during the period of time prior to such calculation date, no Unmatured Default shall be deemed to exist or arise under this Section 7.4(A) with respect to such fiscal quarter); provided, however, that nothing herein shall waive or eliminate the Company’s obligation to furnish a computation of the Leverage Ratio for such fiscal quarter as and when required by the terms of Section 7.1(A) hereof, including for the purpose of determining the Applicable Eurocurrency Margin, the Applicable Floating Rate Margin, the Applicable L/C Fee

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Percentage and the Applicable Facility Fee Percentage (as described in the Pricing Schedule).

(b) Notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, in Section 2.3, 2.7 or 2.9 thereof), during the period from the effective date hereof through November 16, 2009, new Revolving Loans shall only be made as, and outstanding Revolving Loans shall only be converted into or continued as, Floating Rate Loans or Floating Rate Advances, and no Revolving Loan may be made as, converted into or continued as a Eurocurrency Rate Loan or Eurocurrency Rate Advance.  Nothing in this clause (b) shall affect or modify the other terms and conditions in the Credit Agreement applicable to Revolving Loans.

2. Commitment Reduction.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Company (on behalf of itself and the Subsidiary Borrowers) hereby permanently reduces the Aggregate Revolving Loan Commitment pursuant to Section 2.5 of the Credit Agreement, in part ratably among the Lenders, in an aggregate amount of $75,000,000.  From and after the effective date of this Amendment, the Aggregate Revolving Loan Commitment shall be $125,000,000 as such amount may be further reduced in accordance with the Credit Agreement.  By its signature hereto, each Lender hereby waives the prior written notice and integral multiple step-up requirements for reductions in the Aggregate Revolving Loan Commitment set out in Section 2.5 of the Credit Agreement.

3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received:  (a) executed copies of this Amendment from the Company and the Required Lenders, (b) executed copies of the Reaffirmation attached hereto in the form of Exhibit A from the existing Subsidiary Guarantors and (c) payment to the Administrative Agent (on behalf of the Lenders) of all accrued facility fees in respect of the reduction in Aggregate Revolving Loan Commitment described in Section 2.

4. Representations and Warranties of the Company.  The Company hereby represents and warrants as follows:

(a) The Company has the requisite power and authority to execute and deliver this Amendment and to perform this Amendment and the Credit Agreement (as modified hereby).

(b) The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement (as modified hereby), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate, partnership or limited liability company acts, including any required shareholder approval of the Company.

(c) This Amendment has been duly executed and delivered by the Company and the Credit Agreement (as modified hereby) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by

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bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles).

(d) The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement (as modified hereby) do not and will not (i) conflict with the articles of incorporation or by-laws of the Company, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company, or require termination of any Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company, other than Liens permitted or created by the Loan Documents.  The execution and delivery of this Amendment and the performance by the Company of this Amendment and the Credit Agreement (as modified hereby) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(e) As of the date hereof, after giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5 and 6.7 of the Credit Agreement were only made as of the Closing Date).

5. Reference to and Effect on the Credit Agreement and Loan Documents.

(a) Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) The Company (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Company arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

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(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any modification of any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

6. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

STEELCASE INC.,
as the Company

By:  /s/ Gary P. Malburg
Name:  Gary P. Malburg
Title:  VP, Finance & Treasurer

Signature Page to Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, the Issuing Bank, the Swing Line Bank and as a Lender

By:  /s/ Gregory T. Martin
Name:  Gregory T. Martin
Title:  Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A.
(including as successor to STANDARD FEDERAL BANK, N.A.),
as the Syndication Agent and as a Lender

By:  /s/ Scott Hitchens
Name:  Scott Hitchens
Title:  Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BNP PARIBAS,
as a Syndication Agent and as a Lender

By:  /s/ Chad Watkins
Name:  Chad Watkins
Title:  Vice President

By:  /s/ Nader Tannous
Name:  Nader Tannous
Title:  Vice President

Signature Page to Amendment No. 2 to Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as a Documentation Agent and as a Lender

By:  /s/ Milissa A. Goeden
Name:  Milissa A. Goeden
Title:  Director

Signature Page to Amendment No. 2 to Credit Agreement

FIFTH THIRD BANK,
as a Documentation Agent and as a Lender

By:  /s/ Randal Wolffis
Name:  Randal Wolffis
Title:  Vice President

Signature Page to Amendment No. 2 to Credit Agreement

HSBC BANK USA, N.A.,
as a Lender

By:  /s/ Andrew Bicker
Name:  Andrew Bicker
Title:  Vice President

Signature Page to Amendment No. 2 to Credit Agreement

THE NORTHERN TRUST COMPANY,
as a Lender

By:  /s/ Rebecca H. Pasquesi
Name:  Rebecca H. Pasquesi
Title:  Vice President

Signature Page to Amendment No. 2 to Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Lender

By:  /s/ Michelle C. Phillips
Name:  Michelle C. Phillips
Title:  Director

Signature Page to Amendment No. 2 to Credit Agreement

EXHIBIT A

Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 2, dated as of September 21, 2009 (the “Amendment”), to the Credit Agreement, dated as of July 26, 2005, by and among Steelcase Inc., a Michigan corporation (the “Company”), the Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as the administrative agent for the Lenders (the “Administrative Agent”), Bank of America, N.A. and BNP Paribas, as co-syndication agents, and Fifth Third Bank and Société Générale, as co-documentation agents (as amended by Amendment No. 1 thereto dated as of August 31, 2006 and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.

Each of the undersigned, by its signature below, hereby (a) acknowledges and consents to the execution and delivery of the Amendment by the parties thereto, (b) agrees that, except as specifically provided therein, the Amendment and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Loan Documents to which it is a party (including, without limitation, the Subsidiary Guaranty), (c) reaffirms all of its obligations under the Loan Documents to which it is a party, and (d) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in any Loan Document shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.  The Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

Dated as of September 21, 2009

IN WITNESS WHEREOF, this Reaffirmation has been duly executed as of the day and year first above written.

ANDERSON DESK, INC.
BRAYTON INTERNATIONAL, INC.
IDEO LLC, successor by merger to IDEO INC.
POLYVISION CORPORATION
THE DESIGN TEX GROUP INC.

By:  /s/ Gary P. Malburg
Name:  Gary P. Malburg
Title:  Treasurer

STEELCASE FINANCIAL SERVICES INC.

By:  /s/ Gary P. Malburg
Name:  Gary P. Malburg
Title:  President

STEELCASE EUROPE, L.L.C.

By:  /s/ James P. Keane
Name:  James P. Keane
Title:  Manager

STEELCASE SAS

By:  /s/ Yvan Stehly
Name:  Yvan Stehly
Title:  CFO

Signature Page to Reaffirmation